FOURTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Revolving Credit Agreement (this "Amendment") is executed as of July 16, 2007, among Mid-America Apartment Communities, Inc. ("MAAC"), Mid-America Apartments, L.P. ("Mid-America"), the financial institutions listed on Schedule 1, as amended or supplemented from time to time (the "Lenders"), and Regions Bank, an Alabama banking corporation and the successor-by-merger to AmSouth Bank, as Administrative Agent for the Lenders, its successors and assigns (in such capacity, the "Administrative Agent").

Recitals

A.           MAAC, Mid-America, certain Lenders and the Administrative Agent entered into that certain Amended and Restated Revolving Credit Agreement dated as of July 17, 2003, as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of May 19, 2004, as amended further by that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 23, 2005, and as amended further by that certain Third Amendment to Amended and Restated Revolving Credit Agreement dated as of June 21, 2006 (as it may be amended further from time to time, the "Agreement").  Unless otherwise defined in this Amendment, capitalized terms shall have the meaning assigned to them in the Agreement.

B.           The Borrowers have requested that the Agreement be amended to extend the Maturity Date defined in the Agreement and to amend certain other terms.

C.           The parties to the Agreement desire to execute this Amendment to evidence the extension of the Maturity Date and the modification of certain other provisions set forth in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the above Recitals, the parties hereby agree as follows:

          1.           Section 1.1 of the Agreement is hereby amended by replacing the amount of "Forty Million Dollars ($40,000,000.00)" with the amount of "Fifty Million Dollars ($50,000,000.00)."  The parties agree that the Aggregate Commitment is being increased to $50,000,000.00 on the date hereof.

          2.           Section 1.3 of the Agreement is hereby amended by deleting the figure "$40,000,000.00" and replacing it with the figure "$50,000,000.00."

          3.           The first three lines of Section 1.12 of the Agreement are hereby deleted in their entirety and replaced with the following:  "Each Eurodollar Loan shall have an Interest Period of one (1) day, thirty (30) days or sixty (60) days (the "Interest Period") as the Borrowers specify in the applicable Borrowing or Conversion Notice, except that:".

           4.           The introductory sentence and subsections (a) and (b) of Section 1.13 of the Agreement are hereby deleted in their entirety and replaced with the following:

1.13.       Interest

For each Loan (including Advances under the Swing Line Facility), the Borrowers may elect that such Loan accrue interest at either the Base Rate or the Eurodollar Rate.

(a)
Each Eurodollar Loan shall bear interest at the Eurodollar Rate on its unpaid principal amount from the first to the last day in its applicable Interest Period.  Accrued interest shall be payable on Eurodollar Loans on the last day of the applicable Interest Period unless the Eurodollar Loan has an Interest Period of one (1) day, in which case accrued interest thereon shall be payable on the first day of each month.

(b)
Each Base Rate Loan shall bear interest at the Base Rate minus 100 basis points on its unpaid principal amount from the date such Loan is made until repaid.  Accrued interest shall be payable on Base Rate Loans on the first day of each month.

    5.            Section 2.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.6.           Increase in Aggregate Commitment Amount

So long as no Default has occurred and is continuing, the Borrower shall have the right from time to time to increase the Aggregate Commitment up to a maximum of $60,000,000.00 by obtaining Regions Bank’s written approval, at Regions Bank’s sole discretion. Such increase in the Aggregate Commitment shall be made solely by Regions Bank. At such time as the increase in the Aggregate Commitment is made by Regions Bank, (i) this Agreement shall be amended accordingly to reflect the revised Aggregate Commitment and revised Proportionate Share of each Lender and (ii) a new Note in the amount of such increase shall be executed by the Borrowers in favor of Regions Bank. In no event shall the Aggregate Commitment exceed $60,000,000.00 without the prior written approval of all of the Lenders.

6.           Section 6.8(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

(e)	Fail to maintain at all times a consolidated Tangible Net Worth which is not less than Eight Hundred Fifty Million Dollars ($850,000,000.00), which calculation shall include accumulated depreciation.

7.           The definition of "Fair Market Value" set forth in Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Fair Market Value shall be determined quarterly, on a "Net Operating Income" basis, not later than the twenty-second (22nd) day of each calendar quarter, but as of the last day of the immediately preceding calendar quarter, from the Effective Date until the Termination Date of the Loans, by dividing the prior calendar quarter's annualized Adjusted NOI of each Stabilized Property subject to a Mortgage by 7.50% (with the exception of the Stabilized Properties known as Reserve at Dexter Phase I, Phase II and Phase III, for which the cap rate/denominator shall be 7.25%).

8.           The definition of "LIBOR" in Section 11.1 of the Agreement is hereby amended by (i) deleting the words "page 3750 (or a successor page) of the Dow Jones Telerate Screen" and replacing them with the words "Rueters Screen LIBOR01 Page" and (ii) deleting the second reference to "the Dow Jones Telerate Screen" and replacing it with a reference to "such page."

9.           The definition of "Margin" in Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Margin shall mean 125 basis points.

10.           The definition of "Maturity Date" set forth in Section 11.1 of the Agreement is hereby amended by replacing the date "May 24, 2008" with the date "May 24, 2009."

11.           Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto and made a part hereof.

12.           The notice address for the Administrative Agent on Schedule 3 to the Agreement is hereby deleted in its entirety and replaced with the following address:

Regions Bank
Regions Center
1900 5th Avenue North
Birmingham, Alabama 35203
Attn: Commercial Real Estate-Kerri Raines

13.           The notice address for the Borrowers on Schedule 3 to the Agreement is hereby deleted in its entirety and replaced with the following address:

Mid-America Apartment Communities, Inc.
6584 Poplar, Suite 300
Memphis, Tennessee 38138
Attention: Mr. Al Campbell

Mid-America Apartments, L.P.
6584 Poplar, Suite 300
Memphis, Tennessee 38138
Attention:  Mr. Al Campbell

14.           Exhibit F to the Agreement is hereby amended to reference the revised cap rates set forth in the definition of "Fair Market Value" described herein.

15.           In consideration of this Amendment, the Borrowers shall pay to the Lenders on the date hereof an extension fee equal to 17.5 basis points of the Aggregate Commitment ($87,500.00).  An additional extension fee shall be payable by the Borrowers to the Administrative Agent on the date hereof pursuant to a separate agreement between the Administrative Agent and the Borrowers.

16.           This Amendment shall not be effective until the following conditions have been fulfilled:

a.	The Administrative Agent has received a fully executed original of this Amendment and the other documents required by the Lenders in conjunction with the increase/renewal transaction described herein;

b.	The fees required herein have been received by the Administrative Agent;

c	The Administrative Agent has received appropriate resolutions of the Borrowers authorizing the transactions contemplated herein;

d.	The Administrative Agent has received an opinion of counsel to each of the Borrowers, which opinion shall be satisfactory to the Administrative Agent in all respects; and

e.	The Administrative Agent has received evidence of the payment of 2006 ad valorem taxes for each Mortgaged Property.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Each Borrower represents and warrants that no Event of Default has occurred and is continuing under the Agreement, nor does any event that upon notice or lapse of time or both would constitute such an Event of Default exist.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MID-AMERICA APARTMENT
COMMUNITIES, INC.

By:  /s/ Al Campbell
Name: Al Campbell
Title: Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P.

By: Mid-America Apartment Communities, Inc.
Its: Sole General Partner

By:  /s/ Al Campbell
Name: Al Campbell
Title: Senior Vice President and Treasurer

Signature page to
Fourth Amendment to Amended and Restated Revolving Credit Agreement

REGIONS BANK,
in its individual capacity as Lender
and as Administrative Agent

By:  /s/ Kerri L. Raines
Name:  Kerri L. Raines
Title:  Assistant Vice President

Signature page to
Fourth Amendment to Amended and Restated Revolving Credit Agreement

FIRST TENNESSEE BANK, N.A.

By:  /s/ Lee Hunter
Name:  Lee Hunter
Title:  Senior Vice President